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Exhibit 21.1

Sabre Holdings Corporation

Subsidiaries

        All subsidiaries are wholly owned unless otherwise noted in parenthesis. Each subsidiary's subsidiaries are outlined further below.

Sabre Holdings Corporation SUBSIDIARY

  Sabre Inc. (Delaware)

Sabre Inc. SUBSIDIARIES

  ENCOMPASS Holding, Inc. (Delaware)
  GetThere Inc. (Delaware)
  GetThere L.P. (Delaware) (13.5% Limited Partner)
  Greyhound Acquisition Corp. (Delaware)
  Prize Ltd. (Latvia) (50%)
  Sabre Decision Technologies International, Inc. (Delaware)
  Sabre Decision Technologies Licensing, Inc. (Delaware)
  Sabre Investments, Inc. (Delaware)
  Sabre International, Inc. (Delaware)
  Sabre International Holdings, Inc. (Delaware)
  Sabre Limited (New Zealand)
  Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (99%)
  Sabre South Pacific I (Australia) (1%)
  Sabre Technology Enterprises, Ltd. (Cayman Islands)
  Sabre Technology Holland B.V. (Netherlands)
  SabreMark G.P., Inc. (Delaware)
  SabreMark L.P., Inc. (Delaware)
  SST Finance, Inc. (Delaware)
  SST Holding, Inc. (Delaware)
  Sabre Sales (Barbados), Ltd.
  Ticketnet Corporation (Canada)
  Travelocity Holdings, Inc. (Delaware)

GetThere Inc. SUBSIDIARIES

  AllMeetings Inc.
  GetThere L.P. (Delaware) (1% General Partner; 83% Limited Partner)

AllMeetings Inc. SUBSIDIARIES

  GetThere L.P. (Delaware) (2.5% Limited Partner)

GetThere L.P. SUBSIDIARIES

  GetThere Ltd. (United Kingdom)

Greyhound Acquisition Corp SUBSIDIARY

  Sabre Ireland Online Limited

Sabre Ireland Online Limited SUBSIDIARIES

  Gradient Solutions Polska (Poland)

Sabre Australia Technologies I Pty Limited SUBSIDIARY

  Sabre Pacific Pty Limited (Australia)

Sabre China Sea Technologies Ltd. SUBSIDIARY

  Sabre Australia Technologies I Pty Limited (Australia) (51%)

Sabre Decision Technologies International, Inc. SUBSIDIARIES

  Airline Technology Services Mauritius Ltd. (Mauritius)
  Sabre (Australia) Pty Ltd. (Australia)

Airline Technology Services Mauritius Ltd. SUBSIDIARY

  Sabre Pakistan (Private) Limited (Pakistan) (99%)

Sabre Holdings GmbH SUBSIDIARIES

  Dillon Communication Systems GmbH—(Germany) (49%)
  Sabre DCS GmbH (Germany) (51%)

Sabre International, Inc. SUBSIDIARIES

  Dillon Communication Systems GmbH—(Germany) (2% indirect ownership interest)
  Sabre China Sea Technologies Ltd. (Labuan)
  Sabre CIS Holdings, Inc. (Delaware)
  Sabre Belgium (Belgium) (99%)
  Sabre Computer-Reservierungssystem GmbH (Austria)
  Sabre Danmark ApS (Denmark)
  Sabre Deutschland Marketing GmbH (Germany)
  Sabre Deutschland Services GmbH (Germany)
  Sabre DCS GmbH (Germany) (1.9% indirect ownership interest)
  Sabre EMEA Marketing Limited (UK)
  Sabre Espana Marketing, S.A. (Spain) (99%)
  Sabre Europe Management Services Ltd. (UK) (99%)
  Sabre France Sarl (France)
  Sabre Hellas SA (Greece)
  Sabre Holdings GmbH (Germany)
  Sabre Ireland Limited (Ireland)
  Sabre Italia S.r.l. (Italy) (99%)
  Sabre Marketing Nederland B.V. (Netherlands)
  Sabre Norge AS (Norway)
  Sabre Portugal Servicios Lda (Portugal) (99%)
  Sabre Servicios Colombia Ltda. (Colombia) (99%)
  Sabre South Pacific I (Australia) (99%)
  Sabre Suomi Oy (Finland)
  Sabre Sverige AB (Sweden)
  Sabre UK Marketing Ltd. (UK) (99%)
  STIN Luxembourg S.A. (Luxembourg) (99%)

Sabre International Holdings, Inc. SUBSIDIARIES

  Sabre Belgium (Belgium) (1%)
  Sabre Espana Marketing, S.A. (Spain) (1%)
  Sabre Europe Management Services Ltd. (UK) (1%)
  Sabre International (Bahrain) W.L.L. (1%)
  Sabre Italia S.r.l. (Italy) (1%)
  Sabre Portugal Servicios Lda (Portugal) (1%)
  Sabre Servicios Colombia Ltda. (Colombia) (1%)
  Sabre UK Marketing Ltd. (UK) (1%)
  STIN Luxembourg S.A. (Luxembourg) (1%)

Sabre Investments, Inc. SUBSIDIARIES

  Sabre Investments—PK-1, Inc. (Delaware)
  Sabre Investments—B4-1, Inc. (Delaware)
  Sabre Investments—LI-1, Inc. (Delaware)
  Sabre Investments—WR-1, Inc. (Delaware)

SabreMark G.P., Inc. SUBSIDIARY

  SabreMark Limited Partnership (Delaware) (1%)

SabreMark L.P., Inc. SUBSIDIARY

  SabreMark Limited Partnership (Delaware) (99%)

Sabre Pacific Pty Limited SUBSIDIARY

  Sabre Pacific Limited (New Zealand)

Sabre Soluciones de Viaje S. de R.L. de C.V. SUBSIDIARIES

  Sabre Informacion S.A. de C.V. (Mexico) (99%)
  Sabre Sociedad Tecnologica S.A. de C.V. (Mexico) (51% ownership interest; 48% voting interest)

Sabre Technology Enterprises, Ltd. SUBSIDIARIES

  Sabre Technology Enterprises II, Ltd. (Cayman Islands)
  Sabre International (Bahrain) W.L.L. (99%)

Sabre Technology Enterprises II, Ltd. SUBSIDIARY

  Sabre Australia Technologies I Pty Limited (Australia) (17% indirect ownership interest)

Sabre Technology Holland B.V. SUBSIDIARIES

  Sabre Informacion S.A. de C.V. (Mexico) (1%)
  Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (1%)

Sabre Sociedad Tecnologica S.A. de C.V. SUBSIDIARY

  Sabre Servicios Administrativos S.A. de C.V. (Mexico) (99.9%)

Travelocity Holdings, Inc. SUBSIDIARY

  Travelocity.com Inc. (Delaware)

Travelocity.com Inc. SUBSIDIARIES

  Travelocity.com LP (Delaware) (10% General Partner)
  Travelocity.com LP Sub Inc. (Delaware)

Travelocity.com LP. SUBSIDIARIES

  Site59.com LLC (Delaware)
  Travelocity Australia Pty Ltd (Australia)
  Travelocity GmbH (Germany)

Travelocity.com LP Sub Inc. SUBSIDIARY

  Travelocity.com LP (Delaware) (90% Limited Partner)

Travelocity GmbH SUBSIDIARY

  Kommanditgesellschaft Travel Overland Flugreisen GmbH & Co. (Germany) (50%)

Kommanditgesellschaft Travel Overland Flugreisen GmbH & Co. SUBSIDIARY

  Travelocity Holdings GmbH (Germany)

Travelocity Holdings GmbH SUBSIDIARIES

  Travelocity.co.uk Ltd. (United Kingdom)
  Travelocity France SAS (France)
  Skandinavisk Reisefeber AS (Norway)

Skandinavisk Reisefeber AS SUBSIDIARIES

  Box Office AB (Sweden)
  Resfeber Sverige AB (Sweden)
  Rejsefeber ApS (Denmark)
  Ticket Service AS (Norway)

* All subsidiaries are wholly owned unless otherwise noted in parenthesis

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  Exhibit 21.1
Sabre Holdings Corporation Subsidiaries